EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2019-GC38 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer prior to May 10, 2023, K-Star Asset Management LLC, as Special Servicer on and after May 10, 2023, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Pier 70 Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Pier 70 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Pier 70 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Pier 70 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Pier 70 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Pier 70 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Pier 70 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 145 Clinton Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 145 Clinton Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 145 Clinton Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 145 Clinton Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 145 Clinton Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 145 Clinton Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 5444 & 5430 Westheimer Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 5444 & 5430 Westheimer Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 5444 & 5430 Westheimer Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 5444 & 5430 Westheimer Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 5444 & 5430 Westheimer Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 5444 & 5430 Westheimer Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Fairbridge Office Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Fairbridge Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Fairbridge Office Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Fairbridge Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Fairbridge Office Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Fairbridge Office Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Fairbridge Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 3 Park Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 3 Park Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 3 Park Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 3 Park Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 3 Park Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 3 Park Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 3 Park Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Albertsons Industrial - PA Mortgage Loan, KeyBank National Association, as Special Servicer for the Albertsons Industrial - PA Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Albertsons Industrial - PA Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Albertsons Industrial - PA Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Albertsons Industrial - PA Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Albertsons Industrial - PA Mortgage Loan.

  Dated: March 19, 2024

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)